EXHIBIT 10.11






===============================================================================

                                 LEASE AGREEMENT

                                     Between

                              PIZZUTI EQUITIES INC.

                                  ("Landlord")

                                       and

                                    HTE, INC.

                                   ("Tenant")

===============================================================================

                                 LEASE AGREEMENT

                                 April 9, 1996

This Lease Agreement ("LEASE") is entered into as of the date first set forth above by Pizzuti Equities Inc. ("LANDLORD") and HTE, Inc. ("TENANT"). For the parties' convenience in reviewing this Lease, all defined terms in this Agreement will be highlighted by BOLDFACE PRINT when first defined in this Agreement.

                                   BACKGROUND

Landlord intends to construct and lease to Tenant a three-story office building containing approximately 88,993 gross square feet of space and 87,066 rentable square feet of space ("BUILDING"). The actual rentable square footage contained within the Building will be determined following the preparation and approval of the "Final Base Building Plans and Specifications" (as that term is defined in /section/2) and will be measured in accordance with the BOMA definition of space measurement set forth in ANSI a65.1-1980. The Building will be constructed on an approximately five acre site in the Heathrow International Business Center in Lake Mary, Florida, which site is more particularly described in attached Exhibit A ("LAND").

                                    AGREEMENT

Landlord and Tenant hereby agree as follows:


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/section/1. LEASE OF PROPERTY. Landlord hereby leases the Land, the Building and all related site improvements (collectively the "PROPERTY") to Tenant upon the terms and conditions set forth in this Lease.

/section/2. BASE BUILDING IMPROVEMENTS. Landlord and Tenant have approved preliminary specifications for the Building and all related site improvements (collectively the "BASE BUILDING IMPROVEMENTS"), which preliminary specifications are attached hereto as Exhibit B ("PRELIMINARY BASE BUILDING SPECIFICATIONS"). Tenant has authorized Landlord to proceed with the preparation of final architectural and engineering drawings, plans and specifications for the Base Building Improvements. Once those drawings, plans and specifications are completed, Landlord will deliver a full set thereof to Tenant for its review and approval. Tenant will notify Landlord within ten days after its receipt of such drawings, plans and specifications of its approval thereof or its objections to anything contained therein, which objections, if any, will be premised solely upon the fact that such drawings, plans and specifications are inconsistent with the approved Preliminary Base Building Specifications. If Tenant fails to respond to Landlord's submission to it within the aforementioned ten-day period, then Tenant will be deemed to have approved such submission for all purposes of this Lease. If, however, Tenant notifies Landlord within the aforementioned ten-day period that it objects to such submission on the basis that the same is inconsistent with the approved Preliminary Base Building Specifications, then Landlord will, within ten days after its receipt of Tenant's notice, cause the drawings, plans and specifications to be modified to meet Tenant's objections and will then resubmit the modified drawings, plans and specifications to Tenant for its review and

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approval. The provisions of this /section/2 regarding the scope of Tenant's review of any drawings, plans and specifications and the time period within which it must respond to any such submission will be equally applicable to Tenant's review of any modified drawings, plans and specifications. The drawings, plans and specifications, once approved by Tenant, will constitute the "FINAL BASE BUILDING PLANS" and will thereafter be deemed incorporated herein by this reference.

If Tenant desires to make any revisions to the approved Final Base Building Plans, Tenant will so notify Landlord and Landlord will then cause its general contractor to prepare a cost estimate for the implementation of such changes. Landlord will promptly notify Tenant of any increased costs or savings resulting from such changes and Tenant will then have the right to require Landlord to cause such changes to be made to the Final Base Building Plans, unless any such changes would unreasonably affect the structural integrity or value of the Building, in which event Landlord will not be required to make any such changes. If the aggregate of all such changes (net of any savings) results in a net increase in the cost of the construction of the Base Building Improvements, then the monthly Base Rent payable by Tenant pursuant to /section/7 will be increased to reflect the amortization of such increased costs over the Initial Lease Term at an interest factor of 11% per year.

/section/3. TENANT IMPROVEMENT ALLOWANCE. Landlord will provide a tenant improvement allowance ("TI ALLOWANCE") of $15 per rentable square foot contained within the Building (less any square footage contained within the Building's atrium) for the design and construction of interior tenant

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improvements ("TENANT IMPROVEMENTS"). For the purposes of this Lease, the Tenant
Improvements will be those interior improvements to be made to the Building, which are in addition to the Base Building Improvements described in /section/2.

Landlord and Tenant agree that, promptly following the parties' execution of this Lease, they will meet to develop approved preliminary specifications for the Tenant Improvements. Once Landlord and Tenant have approved preliminary specifications for the Tenant Improvements, Landlord will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the Tenant Improvements. Once those drawings, plans and specifications are completed, Landlord will deliver a full set thereof to Tenant for its review and approval. The scope and time period applicable to Tenant's review of the final architectural and engineering drawings, plans and specifications for the Tenant Improvements will be identical to those which are specified in /section/2 with respect to the drawings, plans and specifications for the Base Building Improvements. The drawings, plans and specifications for the Tenant Improvements, once approved by Tenant, will constitute the "FINAL TENANT IMPROVEMENTS PLANS" and will thereafter be deemed incorporated herein by this reference.

If the cost of constructing the Tenant Improvements in accordance with the approved Final Tenant Improvement Plans (as determined by Landlord's general contractor and agreed to by Tenant) exceeds the amount of the TI Allowance ("EXCESS COSTS"), then, in such event, Landlord will provide the additional funds required to so construct the Tenant Improvements and the annual Base Rent payable by Tenant for each year during the Lease Term will be

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increased by an amount equal to 15% of the Excess Costs; provided, however, that if the Excess Costs exceed an amount equal to $5.00 per rentable square feet contained within the Building ("BASE AMOUNT") then Tenant will, within three business days after Landlord's written demand for the payment thereof, pay to Landlord in cash the portion of such Excess Costs which are over and above the Base Amount. If Landlord and Tenant mutually determine that the cost of constructing the Tenant Improvements in accordance with the Final Tenant Improvement Plans will exceed the amount of the TI Allowance, then Landlord will advise Tenant of its expectation as to the level of such construction costs and Landlord will refrain from commencing construction of the Tenant Improvements in accordance with such Final Tenant Improvement Plans until it receives Tenant's written authorization to do so ("EXCESS COST NOTICE"). If the cost of the Tenant Improvements (as determined by Landlord's general contractor) is less than the TI Allowance ("DIMINISHED COSTS"), then the amount of the Diminished Costs will be paid by Landlord to Tenant in cash on or before the first day of the third year of the Lease Term. In determining the cost of the Tenant Improvements, there will be excluded any fees or other costs attributable to Landlord's supervision of the construction of the Tenant Improvements, but there will be included a general contractor's fee equal to 5% of the total cost of the construction of the Tenant Improvements. Landlord will require its general contractor to competitively bid all of its subcontract work related to the Tenant Improvements to at least three subcontractors; provided, however, that Landlord will not in any event be required to select the low bid if Landlord reasonably determines that the low bid is also not the best bid because of the reliability or reputation of the bidding subcontractor or the quality of its work. Prior to commencement of construction of the Tenant Improvements,

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Landlord will cause its general contractor to provide Tenant with a schedule of values outlining the specific work to be performed as part of the Tenant Improvements and assigning specific values to each such item of work, together with a copy of the general contractor's approved schedule for the construction of the Tenant Improvements. Landlord agrees that the general contractor's fee will be limited to 5% of the cost of the construction of Tenant Improvements and that, for a period of one year after substantial completion of the Tenant Improvements upon reasonable prior written notice to Landlord, Tenant will have the right to audit Landlord's records and files concerning the Tenant Improvement's.

If Tenant desires to make any revisions to the approved Final Tenant Improvement Plans, Tenant will so notify Landlord and Landlord will then ask its general contractor to prepare a cost estimate for the implementation of such changes. Landlord will promptly notify Tenant of any increased costs or savings resulting from such changes and Tenant would have the right to require Landlord to cause such changes to be made to the Final Tenant Improvement Plans, unless any such changes would unreasonably affect the structural integrity or value of the Building, in which event Landlord will not be required to make any such changes. If the aggregate of all such changes results in a net increase or net decrease in the cost of the Tenant Improvements, then any such increase or decrease will thereafter be applied to the TI Allowance and any economic adjustments in Tenant's rent or the amount of any payment to be made to Tenant by Landlord hereunder will be recomputed in accordance with the provisions of the immediately preceding paragraph of this /section/3.

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/section/4. CONSTRUCTION OF IMPROVEMENTS. Landlord will cause the Base Building
Improvements and the Tenant Improvements (collectively, the "IMPROVEMENTS") to be constructed in accordance with the Final Base Building Plans and the Final Tenant Improvement Plans, respectively (collectively, the "FINAL PLANS"). Landlord acknowledges that time is of the essence under this Lease and that it will use its best efforts, subject to the occurrence of any of the "Delay Events" (as that term is hereinafter defined), to complete all of the following construction tasks by the targeted completion dates set forth below:

        CONSTRUCTION TASK                                                               TARGETED DATE FOR COMPLETION
        -----------------                                                               ----------------------------

        1. Submission of the Final Base Building Plans to Lake Mary and/or
        Seminole County Building Department for issuance of building permit
        to begin construction of the Base Building Improvements.                                 June 7, 1996

        2.  Commencement of construction of Base Building Improvements.                          July 31, 1996

        3.  Substantial completion of all Improvements.                                          May 22, 1997

If Landlord fails to achieve either of the construction tasks set forth as item # 1 or item # 2, above, within sixty days after the designated targeted date for the completion thereof, for any reason other than the occurrence of a Delay Event, then Tenant may terminate its obligations under this Lease by delivering written notice of termination to Landlord within five days after the expiration of the aforementioned sixty day period. In addition, if Landlord fails to achieve the construction task set forth as item # 3, above, by the designated targeted date for the completion thereof, for any reason other than the occurrence of a Delay Event, then Landlord will pay to Tenant as liquidated damages an amount equal to $1,000 for each day of the delay

                                      -8-
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in achieving such construction task, which amount the parties hereby agree represents reasonable daily damages likely to be incurred by Tenant as a result of such failure by Landlord and is not a penalty. If Landlord has not achieved the construction task set forth as item #3, above, by September 30, 1997, for any reason other than the occurrence of a Delay Event, then Tenant may terminate its obligations under this Lease by delivering written notice of termination to Landlord on or before October 5, 1997. In addition, if, as of June 30, 1997, it is demonstrably evident by the then progress of the construction of the Tenant Improvements that Landlord will not be capable of achieving the construction task set forth as item #3 by September 30, 1997, for any reason other than the occurrence of a Delay Event, then Tenant will also have the right to terminate its obligations under this Lease by delivering written notice of termination to Landlord on or before July 5, 1997. If Landlord has not achieved the construction task set forth as item #3, above, by September 30, 1997, for any reason other than the occurrence of a Delay Event, then, in lieu of exercising its termination right pursuant to this paragraph, Tenant may instead elect to extend the termination date of the initial Lease Term by a period equal to the number of days of Landlord's delay in so achieving such construction task, with no Base Rent being payable by Tenant during the period of such extension (but with Tenant otherwise being obligated to comply with all of the terms of this Lease during such extension period, including, without limitation, the obligation to pay Operating Expenses).

For the purposes of this Lease, the Improvements will be deemed "SUBSTANTIALLY COMPLETED" on the date on which a certificate of occupancy is issued by the appropriate governmental

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authority, which certificate of occupancy will permit Tenant to occupy the
Building for the conduct of its business in the normal course.

Also for the purposes of this Lease, a "DELAY EVENT" will mean the occurrence of any event beyond the reasonable control of Landlord which results in a delay in its attempt to achieve any of the construction tasks referred to above, including, without limitation, the occurrence of any of the following events:

         (a) The adoption of any restrictive governmental law or pronouncement, which has the effect of placing a moratorium on or otherwise stopping the construction of the Base Building Improvements or Tenant Improvements;
         (b)     Acts of God;
         (c) Unseasonable weather (as determined, if available, by standards of "unseasonability" promulgated by the National Oceanographic and Atmospheric Administration covering Seminole County, Florida;
         (d) Tenant's failure to approve the preliminary specifications for the Tenant Improvements by ______________, 1996 (assuming Landlord's initial delivery of the same to Tenant for its approval by no later than ________________, 1996);
         (e) Tenant's failure to approve the Final Base Building Plans by __________________, 1996 (assuming Landlord's initial delivery of the same to Tenant for its approval by no later than ________________, 1996);
         (f) Tenant's failure to approve the Final Tenant Improvement Plans by __________________, 1996 (assuming Landlord's initial delivery of the same to Tenant for its approval by no later than ________________, 1996);

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         (g)     Any Tenant requested change to the Final Plans which, in the reasonable judgments of Landlord's general contractor and Tenant, will cause a delay in its critical path of construction performance; and
         (h) Tenant's failure to provide written authorization to Landlord to proceed with the construction of the Tenant Improvements within ten days after Tenant's receipt of an Excess Cost Notice from Landlord under /section/3, hereof.

Upon the occurrence of any Delay Event (assuming neither Landlord, nor its general contractor has created any independent delay or concurrent delay to such Delay Event) the targeted date for the achievement of the aforementioned construction tasks will be extended by the number of days equal to the number of days of the delay caused by the occurrence of such Delay Event, which have been shown by Landlord's general contractor to have delayed the General Contractor's critical path of construction performance.

As soon as reasonably practicable after the date of the substantial completion of the Improvements, Landlord and Tenant will make a joint inspection of the Property for the purpose of determining any construction work which is in need of correction or completion (collectively "PUNCHLIST ITEMS"). Tenant will submit a written listing of such Punchlist Items to Landlord within ten days after Landlord's and Tenant's joint inspection of the Building and Landlord will thereafter repair, replace or complete all such Punchlist Items to the reasonable satisfaction of Tenant within thirty days after the date of the substantial completion of the Tenant Improvements or the aforementioned joint inspection of the Building, whichever is later, provided, however, that if the repair, replacement or completion of any such Punchlist Item is not reasonably capable of being effected within such thirty day period, then Landlord will be

                                      -11-
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obligated to commence the repair, replacement or completion of such punchlist item within the aforementioned thirty day period and at all times thereafter diligently pursue the same to completion. If Landlord fails to repair, replace or complete any Punchlist Item within ten days after its receipt of written notice from Tenant that the aforementioned time frames have expired without Landlord's completion of all such Punchlist Items, then Tenant will have the right to repair, replace or complete the remaining Punchlist Items at its cost and to offset against any payment of Base Rent due hereunder the amount of the reasonable out-of-pocket expenses incurred by Tenant in so repairing, replacing or completing the remaining Punchlist Items.

Promptly following Substantial Completion of the Base Building Improvements and Tenant Improvements, Tenant will have the right, if it so elects, to have the rentable square footage contained within the Building remeasured by Tenant's architect at any time prior to the date which is 30 days after the Commencement Date. If Tenant makes such an election and if the rentable square footage contained within the Building is less than the rentable square footage determined to be contained within the Building following the preparation and approval of the Final Base Building Plans and the Final Tenant Improvement Plans as a result of the failure of the Base Building Improvements and Tenant Improvements to comply with the Final Base Building Plans and the Final Tenant Improvement Plans, then for all purposes of this Lease, the rentable square footage will be deemed to be the recalculated rentable square footage and the Base Rent will be adjusted accordingly.

/section/5. LEASE TERM. The initial term of this Lease will be for a period of ten years ("INITIAL LEASE TERM"), commencing on the date ("COMMENCEMENT DATE") which is the later of: (a) May 1,

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1997; or (b) the 46th day after the substantial completion of the Improvements.
The Initial Lease Term will end on the tenth anniversary of the Commencement Date. Notwithstanding anything to the contrary contained herein, if the substantial completion of the Improvements is delayed beyond the targeted substantial completion date set forth in /section/4, above, as a result of any Tenant-caused Delay Event (meaning any of those Delay Events specified in subparagraphs (d) through (h) in /section/4), then the Commencement Date of the Initial Lease Term will be deemed to be the later of May 1, 1997 or the date which, but for the occurrence of such Tenant-caused Delay Event, would have been the Commencement Date within the meaning of the first sentence of this /section/5, and from and after such date, Tenant will be obligated to pay Base Rent and all Operating Expenses and otherwise perform all of its other obligations and duties set forth in this Lease.

Tenant will have an option to extend the Lease Term for up to three consecutive renewal terms of five years each. Tenant's right to exercise its option with respect to any such renewal term will be expressly conditioned upon both of the following conditions being satisfied with respect to each such renewal term: (a) Tenant must give written notice to Landlord of its election to exercise its option with respect to such renewal term at least 180 days prior to the scheduled commencement date of such renewal term; and (b) on the date of the exercise of such option and on the scheduled date for the commencement of such renewal term, the Lease must be in full force and effect without any material default by Tenant thereunder. Tenant's occupancy of the Property during any such renewal term will be upon the same terms and conditions which govern its occupancy of the Property during the Initial Lease Term, except that the Base Rent payable during each such renewal term will be as provided in /section/6. All references in this Lease

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to the "LEASE TERM" will include the Initial Lease Term and any renewal term exercised by Tenant pursuant to this /section/5.

Tenant will have the right, if it so elects, to occupy the Building (or any part thereof) during the period after substantial completion of the Improvements and prior to the Commencement Date ("EARLY OCCUPANCY PERIOD"), without having any obligation to pay any Base Rent; provided, however, that Tenant will be obligated to pay all Operating Expenses accruing during such Early Occupancy Period with respect to the part of the Building which it so occupies and will otherwise be required throughout the Early Occupancy Period to perform all of its other duties and obligations under this Lease with respect to the portion of the Building which it so occupies. Tenant will have the right during the Early Occupancy Period to install its telephone and computer equipment, furniture and work stations and pursue other pre-occupancy tasks.

As of even date herewith, Tenant and HIBC Development Company have entered into an Expansion Agreement, which contemplates that, under certain circumstances, the initial Lease Term will be extended to become co-terminus with the termination date of Tenant's leasing of an additional building to be constructed by HIBC Development Company for Tenant. The terms and conditions of any such extension of the initial Lease Term hereunder and the Base Rent payable by Tenant during any such extension period will be governed by the terms of the aforementioned Expansion Agreement. In the event that Tenant decides to invoke its expansion rights under the Expansion Agreement and the initial Lease Term hereunder is thereby extended, Landlord will be obligated to pay Properties Atlantic, Inc. a brokerage commission upon any such extension of the initial Lease Term in an amount equal to $3.00

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per rentable square foot contained within the Building, multiplied by a fraction which has as its numerator the number of full or partial years by which the initial Lease Term is extended and which has as its denominator ten years. Any such commission will be payable in full upon the parties' full execution of the document so extending the initial Lease Term.

/section/6. BASE RENT. The rent payable by Tenant during the Lease Term ("BASE RENT") is set forth below:

     LEASE PERIOD                       PRSF RENT        MONTHLY RENT        ANNUAL RENT
     ------------                       ---------        ------------        -----------

     Years 1-2 (applicable only to        11.99             69,942              839,304
       70,000 square feet of space)
     Year 3                               11.99             86,993            1,043,916
     Years 4-6                            12.34             89,533            1,074,396
     Years 7-9                            12.75             92,508            1,110,096
     Year 10                              13.10             95,047            1,140,564
     Years 11-15 (First Renewal Term)     13.75             99,763            1,197,156
     Years 16-20 (Second Renewal Term)    14.85            107,744            1,292,928
     Years 21-25 (Third Renewal Term)     16.00            116,088            1,393,056

For the purposes of this Lease, a "YEAR" refers to each consecutive 12-month period during the Lease Term, with the first such year beginning on the Commencement Date and terminating 12 months thereafter.

The Base Rent will be adjusted as required in /section//section/2 and 3 of this Lease (relating to changes in the Final Plans). The parties hereto acknowledge that during years one and two of the Initial Lease Term, Tenant will be obligated to pay Base Rent only on 70,000 rentable square feet of

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space in the Building, even though Tenant is being given the right to occupy the entire Building during such years.

Each monthly installment of Base Rent will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in this Lease (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installment(s) of Base Rent for such month(s) will be adjusted accordingly. If any installment of Base Rent is not received by Landlord within five days after its due date, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant. In addition, any past-due Base Rent will bear interest until paid at a rate equal to 2% over Citibank's published prime lending rate ("Delinquent Rate"). All installments of Base Rent will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder.

/section/7. OPERATING EXPENSES. Tenant will at all times throughout the Lease Term (as well as the Early Occupancy Period) pay all of the following expenses related to the Property ("OPERATING EXPENSES") directly to the party performing the services, providing the materials or otherwise having the right to receive the payment of such expenses:

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         (a)     All real and personal property taxes, assessments and other governmental impositions and charges which are applicable to the Property;
         (b) All rents and charges for water, sewer, gas, electricity, telephone and other utility services furnished to the Property;
         (c) All licenses, permit fees and other charges imposed by any governmental or quasi-governmental authority with respect to Tenant's use of the Property or Tenant's business operations;
         (d) Any assessments or other charges imposed by any landowner's association having jurisdiction over the Property relating solely to the Property or the Building;
         (e) All reasonable and customary property management fees, consistent with third party arm's length negotiations, payable to Pizzuti Management Inc. or any other property management firm associated with the management of the Property;
         (f) All premiums and other charges related to any insurance related to the Property or Tenant's use thereof which is required to be maintained by Tenant hereunder;
         (g) All costs associated with Tenant's performance of its maintenance, repair and other obligations pursuant to /section/9 of this Lease;
         (h)     The cost of providing security for the Building;
         (i) The cost of all building supplies used in connection with the operation, management or maintenance of the Building;
         (j)     The cost of the service and maintenance of the elevators;
         (k) All other costs which are the responsibility of Tenant under any section of this Lease; and
         (l) All other costs related to the operation, management and maintenance to the Building, which are considered to be operating expenses under generally accepted accounting principles.

In addition to the foregoing list of Operating Expenses which Tenant is obligated to pay directly to the service provider, etc., under the aforementioned provisions of this /section/7, Tenant will also be obligated to reimburse Landlord for the following costs which are incurred by Landlord within thirty days after Landlord's submission to Tenant of a written invoice detailing the amount of such costs;

        (a) The cost of any cost-savings utility devise installed in the Building by Landlord (amortized over such period as is consisted with generally accepted accounting principles), but only to the extent of the actual cost-savings obtained therefrom; and

        (b) The cost of any Building improvement (amortized over such a period as is consistent with generally accepted accounting principles) which Landlord is required hereunder to make as a result of the enactment or promulgation of any governmental law or regulation after the date of the execution of this Lease.

All of the foregoing costs are herein referred to as Landlord's "Pass-Through Expenses". Landlord agrees to retain books and records substantiating Landlord's Pass-Through Expenses incurred in each calendar year during the Lease Term for a period of at least three years from the date Landlord submits a statement of the same to Tenant. Tenant or its designee will have the right, during business hours and upon reasonable prior notice to Landlord, to time to inspect Landlord's books and records relating to Landlord's Pass-Through Expenses or to have such books and records audited at Tenant's expense by a certified public accountant designated by Tenant and approved by Landlord. Any audit that discloses a discrepancy of more than 3% of the amount of Landlord's Pass-Through Expenses will be at Landlord's expense and Landlord will reimburse Tenant for such costs within thirty days after its receipt of an invoice for the same from Tenant. Any discrepancy in the amount of Landlord's Pass-Through Expenses disclosed by such audit will be promptly corrected by payment of any overage by Landlord to Tenant within thirty days after its receipt of a written statement demanding payment thereof from Tenant.

Notwithstanding anything to the contrary contained in this Lease, Tenant will not be obligated to pay any of the following expenses, all of which will be payable by Landlord and are excluded from the definition of "Operating Expenses":

         (i) Landlord's debt service (including principal, points and fees) on any financing related to the Property;
         (ii)    Franchise or income taxes payable by Landlord;
         (iii) Costs associated with the initial construction of the Improvements;
         (iv) Costs required to correct any defects in the materials or workmanship related to the initial construction of the Improvements (including any such defects in the Atrium);
         (v) Costs of remedying any violation of any law, ordinance, rule or regulation relating to the construction of the Improvements and specifically including any latent construction defects;
         (vi) Cost of replacing and repairing defective and exhausted mechanical, plumbing and electrical systems which are part of the Base Building Improvements, excepting those costs necessitated by normal wear and tear of the same;

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



         (vii) All costs and expenses which are considered to be capital expenditures under generally accepted accounting principles (other than those Landlord Pass-Through Expenses previously defined in this /section/7);
         (viii)  Any ground lease rental;
         (ix) Any costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is entitled to be reimbursed by insurance or other third parties;
         (x)     Depreciation and amortization of any type;
         (xi) Rentals and other related expenses which, but for such rental, would be considered capital expenditures under generally accepted accounting principles;
         (xii) Advertising and promotional expenditures and costs of signs in or on the Building identifying the owner of the Building;
         (xiii) Any costs incurred in connection with compliance with laws which is the obligation of Landlord under /section/10 hereof (except as otherwise included within the definition of Landlord Pass-Through Expenses);
         (xiv) Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord or the management agent or anyone else over the level of building supervisor, which are not directly associated with time spent by such personnel at the Building;
         (xv) The cost of any repair made by Landlord to the Building due to the total or partial destruction of the Building or the condemnation of all or a portion of the Building;
         (xvi) The costs of the acquisition of sculpture, paintings or other objects of art by Landlord;
         (xvii) Rent or expenses in lieu of rent for any storage space or other facilities for the benefit of Landlord;
         (xviii) Costs incurred to test, survey, clean-up, contain, abate, remove or otherwise remedy Hazardous Substances brought into the Building by Landlord;
         (ixx) Any costs directly resulting from the negligence or misconduct of Landlord, its employees, agents, contractors or employees;

         (xx) Costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building; and
         (xxi) Costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering its ownership rights in the Building.

Tenant will pay all such Operating Expenses punctually as and when the same become due and payable so as to avoid the imposition of late charges, penalties or interest thereon. Tenant will have the right at its sole expense to contest the amount of any such Operating Expense by legal or administrative proceeding, so long as Tenant takes all appropriate action to insure that no lien is placed on the Property to secure payment of the same. Tenant will also have the right to seek tax abatements, reductions, exemptions and other similar tax relief with respect to the Property and Tenant's business operations. Landlord agrees to permit any applications in connection therewith be filed in its name; provided, however, that Landlord will in no event be obligated to incur any out-of-pocket expenses in connection with any such applications.

Tenant will provide Landlord with evidence of the payment of any Operating Expense within ten days after Landlord's written request therefor. The determination of whether any particular Operating Expense is attributable to the Lease Term and, hence, is the obligation of Tenant hereunder, will be made based upon the accrual method of accounting.

Except as otherwise expressly provided herein, Landlord will not at any time during the Lease Term charge Tenant or its employees or invitees any amount for parking, unless any such charge is expressly agreed to in writing by Tenant.

/section/8. MAINTENANCE AND REPAIR. Except for those specific obligations placed upon Landlord under this /section/8, Tenant will, at its sole expense, maintain the Property in a good condition and order of repair. Except as otherwise provided herein, Tenant's maintenance obligation will extend to and include, without limitation, the maintenance and repair of all interior, exterior, structural, nonstructural and mechanical elements and systems of the Building and all parking areas, sidewalks, landscaping and other improvements associated with the Property, to the extent the maintenance and repair thereof is not considered to be a capital improvement under generally accepted accounting principles. Any repairs made to the Property by Tenant pursuant to this /section/8 will be made in a good and workmanlike manner with materials at least equal in quality and grade to those originally contained in the Property. Tenant will also be responsible and pay for all landscaping, cleaning, janitorial, and parking lot sweeping services required to maintain and operate the Property in a reasonably good manner.

Notwithstanding anything to the contrary contained herein, Landlord (and not Tenant) will be responsible for and pay for the following items:

        (a) Remedying all defects in the materials or workmanship related to the construction of the Improvements; and

        (b) Repairing and, if necessary, replacing all structural and mechanical elements and systems of the Building and all parking areas, sidewalks, landscaping and other improvements associated with the Property, if the making of any such repair or replacement would constitute a capital expenditure under generally accepted accounting principles (other than those capital expenditures which are expressly made the obligation of Tenant hereunder).

To the extent Tenant detects any condition which needs to be repaired or replaced and which is the obligation of Landlord hereunder, Tenant will notify Landlord of the existence of such condition. Within three days after its receipt of the aforementioned notice from Tenant, Landlord will commence and thereafter proceed with due diligence to repair or replace any condition which is its responsibility hereunder. Notwithstanding anything to the contrary contained herein, Tenant (and not Landlord) will be required to pay all costs of repairing or replacing any condition if the need therefore arises solely due to the fault or negligence of Tenant or its agents, employees, guests or invitees.

/section/9. USE OF PROPERTY. Tenant will use the Property solely for general office purposes. Tenant will not cause or permit any waste or damage to the Property and will not occupy or use the Property for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive.

/section/10. GOVERNMENTAL REQUIREMENTS. Except as otherwise expressly provided in this /section/10, Tenant will, at its sole expense, comply with all laws and other governmental requirements which are now or hereafter in force pertaining to its use and occupancy of the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Water Pollution Control Act and the Americans with Disabilities Act. Notwithstanding anything to the contrary contained herein, Landlord (and not Tenant) will, at its sole expense, be responsible for: (a) remedying any noncompliance of the Improvements with any law or other governmental requirement which existed as of the Commencement Date; (b) complying with any law or other governmental requirement, which applies to the ownership of office buildings generally in Seminole County, Florida and not specifically to Tenant's occupancy or use of the Property; or (c) making any capital improvements to the Building which are mandated by law or other governmental requirement and which are not required to be made as a result of any material change in Tenant's use of the Property or any alterations, additions or improvements to the Building made by Tenant pursuant to /section/12 hereof. Any improvements to the Building made by Tenant under this /section/10 may be removed by it upon the termination of the Lease Term, so long as Tenant repairs any damage to the Building caused by any such removal and provided further that any such removal does not adversely affect the structural integrity of the Building. Landlord represents that zoning regulations applicable to the Building and any covenants, conditions or restrictions appertaining to the Building permit the use of the Building for the uses contemplated under this Lease. To the best of Landlord's knowledge and belief, the Building will, as of the Commencement Date, be in compliance with all requirements of any board of fire underwriters or similar body having jurisdiction over the Building or any other law, rule, statute, regulation or ordinance of any governmental agency or body having jurisdiction over the Building. Landlord will insure that the construction of the Tenant Improvements are in compliance with the requirements of the Americans with Disabilities Act, as the same is in effect as of the Commencement Date.

/section/11. SIGNS. Landlord will provide to Tenant a signage allowance of $25,000, for the erection of (a) a monument sign identifying Tenant at the main entrance to the Building and (b) a sign identifying Tenant on the exterior facade of the Building. The location, design and composition of both signs will be consistent with other similar signage located within the Heathrow International Business Center and will be subject to Landlord's prior review and approval. Both the monument and exterior facade signs will be erected by Landlord as part of its construction of the Base Building Improvements. To the extent the cost of such signs exceeds the $25,000 signage allowance referred to above, Tenant will be required to pay any such excess to Landlord within ten days after its receipt of a paid invoice from Landlord detailing such excess signage costs. Except as otherwise provided above, neither Landlord, nor Tenant will place any other sign or advertising material on the exterior of the Building or the Land, without the prior written consent of the other party.

/section/12. ALTERATIONS. Except for "Minor Alterations" (as that term is hereinafter defined), Tenant may not make any alteration, addition or improvement to the Property, without Landlord's prior written consent. For the purposes of this /section/12, a "MINOR ALTERATION" will mean: (a) any alteration, addition or improvement to the Property which costs less than $25,000 and which does not alter the exterior aesthetics or structural integrity of the Improvements; (b) the installation, removal or relocation of nonstructural office partitioning, provided such work does not materially or adversely affect the structural integrity of the Building or any of its mechanical or electrical systems; (c) painting and installation of wall coverings; (d) the installation and removal of office furniture; (e) the relocation of electrical outlets; (f) the installation and removal of movable work stations; (g) the installation or removal of Tenant's movable trade fixtures; and (h) the installation and removal of carpeting and other floor coverings. All improvements, alterations and additions made at one time in connection with any one job will be aggregated for the purposes of determining whether the $25,000 limit has been exceeded. Any alteration, improvement or addition made to the Property in accordance with this /section/12 will at all times remain the property of Landlord. If Landlord consents to any proposed alteration, addition or improvement, the same will be made by Landlord at Tenant's sole expense. Landlord will, at the time of its granting of its consent to any proposed alteration, addition or improvement, inform Tenant whether any such alteration, addition or improvement must be removed by Tenant upon the termination of Tenant's right of possession pursuant to /section/19 of this Lease.

/section/13. CONSTRUCTION LIENS. Tenant will indemnify and hold Landlord harmless from any liability or expense associated with its construction of any Minor Alteration to the Property. In particular, Tenant will execute and record an appropriate notice of commencement pursuant to Chapter 713, Florida Statutes, prior to undertaking any such construction identifying Tenant's interest in the Building as a leasehold interest only. Tenant will immediately discharge any construction lien filed against the Property in connection with any work performed by or at the request of Tenant, other than the initial Tenant Improvements.

/section/14. ASSIGNMENT AND SUBLETTING. Except as otherwise expressly provided in this section, Tenant may not assign this Lease or sublet any part of the Property, without the prior written consent of Landlord. Notwithstanding anything to the contrary contained herein, Tenant will have the right to assign or sublet any part of the Property to any subsidiary or affiliate of Tenant or sublet less than 25% of the aggregate rentable square footage contained within the Building to any other third parties, without first obtaining the prior written consent of Landlord; provided, however, that any such assignment or subletting will in no event release Tenant from any liabilities or obligations it may have under this Lease, and provided, further, that at least ten days prior to the effecting of any such assignment or subletting, Tenant must give prior written notice to Landlord of its intention to take any such action.

/section/15. SUBORDINATION. This Lease is subject and subordinate to all mortgages now or hereafter affecting or covering the Property or any part thereof and to all renewals, modifications, replacements or extensions thereof. Tenant agrees to attorn to and recognize the mortgagee or the purchaser at foreclosure sale as Tenant's landlord for the balance of the Lease Term. Tenant hereby agrees, however, that such mortgagee or purchaser at foreclosure sale will not be (a) liable for any act or omission of Landlord, (b) subject to any monetary offsets which Tenant might have against Landlord, (c) bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, (d) bound by any amendment or modification of this Lease made without its consent, provided Tenant is notified in advance of the existence of the mortgagee and the requirement that the mortgagee must consent to any such amendment or modification, or (e) liable for the return of any security deposit, except to the extent that the security deposit has been transferred to any mortgagee or subsequent purchaser. Landlord hereby agrees to obtain a nondisturbance agreement from any mortgagee of all or any part of the Property, which nondisturbance agreement will confirm Tenant's right to continue to occupy the Property pursuant to the terms of this Lease at all times during the Lease Term, so long as Tenant is not in default thereunder.

/section/16. LIMITATION OF LANDLORD'S PERSONAL LIABILITY. At all times from and after the sale or transfer of the Property by Pizzuti Equities Inc. to any unaffiliated third party, Tenant will look solely to Landlord's interest in the Property for the remediation of any alleged breach of this Lease by or the recovery of any judgment against Landlord; it being the express intent of the parties hereto that, following such sale or other transfer of Pizzuti Equities Inc.'s interest in the Property, neither Landlord, nor any of its shareholders, employees or agents will ever be personally liable for any such remediation or judgment. Notwithstanding anything to the contrary contained herein, if Tenant obtains a final judgment against Landlord with respect to Landlord's breach of any of its obligations under this Lease, but Tenant is unable to collect because Landlord has no equity in the Property or is otherwise judgment-proof, then Tenant, at its option, will be able to offset the amount of such judgment against its obligation to pay Base Rent and any other sums under this Lease.

/section/17. INDEMNIFICATION AND INSURANCE. Landlord will not be liable for and Tenant will indemnify and hold Landlord harmless from any liability or expense associated with any damage or injury to any person or property (including, without limitation, any person or property of Tenant or anyone claiming under Tenant) which arises directly or indirectly in connection with the Property or Tenant's use or occupancy thereof; provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord. All property stored or placed by Tenant in or about the Property will be so stored or placed at the sole risk of Tenant. Tenant will not be liable for and Landlord will indemnify and hold Tenant harmless from any liability or expense associated with any damage or injury to any person or property (including, without limitation, any person or property of Landlord or anyone claiming under Landlord) which arises directly or indirectly from any act or omission of Landlord, its agents, officers or employees, guests, invitees, contractors and subcontractors.

Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $5,000,000 for injury to one person, $10,000,000 for injury from one occurrence and $2,000,000 for property damage; (b) fire and extended coverage insurance the Improvements in an amount equal to the full replacement value thereof; and (c) rent loss insurance in an amount equal to 12 months Base Rent under this Lease. Each insurance policy required to be maintained by Tenant hereunder will name Landlord and such other persons as Landlord may designate as additional insureds and will specifically provide that such insurance policy cannot be terminated without giving at least ten days prior written notice to Landlord.

Landlord will at its sole expense maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $5,000,000 for injury to one person, $10,000,000 for injury from one occurrence and $2,000,000 for property damage; and (b) worker's compensation insurance at or above statutory limits. At Tenant's request, Landlord will furnish Tenant a certificate or certificates of insurance certifying that the insurance coverage's required above are in full force and effect. Any insurance required by the terms of this Lease to be carried by Landlord may be provided under a blanket policy (or policies) covering other properties of Landlord or its related or affiliated entities. If such insurance is maintained under a blanket policy, Landlord will procure and deliver to Tenant, at Tenant's request, a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.

/section/18. HAZARDOUS SUBSTANCES. Tenant will not use, store, generate, manufacture, transport, dispose of or release any Hazardous Substance (as that term is hereinafter defined) in or about the Property, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant agrees to indemnify and hold Landlord harmless from any liability or expense incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this paragraph (including, without limitation, the fees of Landlord's attorneys and consultants and the cost of any required remediation or clean-up). The foregoing covenant will survive the termination of this Lease.

Landlord hereby represents and warrants that, as of the Commencement Date, there will be no Hazardous Substance in or about the Property, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law and that, it will not, at any time during the Lease Term, use, store, generate, manufacture, transport, dispose of or release any

Hazardous Substance in or about the Property, except for immaterial amounts the are exempt from or do not give rise to any violation of applicable law. Landlord agrees to indemnify and hold Tenant harmless from any liability or expense incurred by or claimed against Tenant as a result of Landlord's breach of the representation and warranty contained in this paragraph (including, without limitation, the fees of Tenant's attorneys and consultants and the cost of any required remediation or clean-up).

For the purposes of this /section/18, the term "HAZARDOUS SUBSTANCE" means any hazardous substance, toxic substance (as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act), hazardous waste (as that term is defined in the Resource Conservation Recovery Act), polychlorinated biphenyls, asbestos, radioactive material or any other pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance which is regulated by any federal, state or local law, regulation, ordinance or requirement.

Landlord represents and warrants that: (a) the HVAC system and other of Building systems servicing Building will, as of the Commencement Date, comply with any and all local, state and federal indoor air quality laws and will meet the minimum standards for operation contained within ASHRAE standard 62-1989, as amended; and (ii) Landlord will not take any actions which would have the affect of adversely affecting the safe and healthy indoor air quality within the Building.

/section/19. SURRENDER OF PREMISES. Upon the termination of Tenant's right of possession under this Lease, Tenant will immediately surrender possession of the Property to Landlord in good repair and "broom clean" condition, reasonable wear and tear excepted. Tenant will at the same time remove all of its movable trade fixtures from the Property, Tenant will promptly repair any damage caused to the Property by the removal of any of such movable trade fixtures.

/section/20. CASUALTY. If the Building is damaged by fire or any other casualty, Tenant will immediately give written notice thereof to Landlord. Within ten days after its receipt of such written notice from Tenant, Landlord will give written notice to Tenant whether the damaged area can reasonably be repaired within 210 days after the date on which all requisite permits and licenses for the repair thereof are obtained from the appropriate governmental authorities. If Landlord notifies Tenant that it does not believe that the damaged area can reasonably be repaired within such 210-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within thirty days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the damaged area can reasonably be repaired within such 210-day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the damaged area cannot be reasonably repaired within such 210-day period, then Landlord will proceed with due diligence to repair the damaged area as expeditiously as reasonably practicable at its sole expense; provided, however, that Landlord will in no event be required to repair any improvements previously made to the Leased Premises by or at the request of Tenant pursuant to /section/12 hereof. If the Building is rendered untenantable in whole or in part as a result of a fire or other casualty, then all Base Rent and other payments accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Property will be equitably and proportionately abated to reflect the untenantable portion of the Property. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the damaged area. In addition to any termination right granted to Tenant under the above provisions, Tenant will also have the right to terminate this Lease if the Building is damaged by fire or any other casualty within the last twelve months of the Lease Term, such that at least 51% of the rentable square footage contained within the Building is rendered untenantable. Upon the occurrence of any event described in the immediately preceding sentence, Tenant may exercise its termination right by delivering written notice of termination to Landlord within thirty days after the occurrence of any such fire or other casualty.

/section/21. CONDEMNATION. If all or any substantial part of the Property (including, without limitation, any parking area serving the Building) is taken by or under threat of condemnation so as to render the Property wholly untenantable, then this Lease will automatically terminate as of the date of the vesting of title to such part of the Property in the condemning authority. If a taking does not render the Property wholly untenantable, then this Lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent will be proportionately reduced to reflect the number of rentable square feet of space, if any, in the Building which was so taken. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking. Landlord will promptly notify Tenant of the institution of any condemnation proceeding effecting the Property. If any taking does not result in the termination of this Lease, then Landlord will, at its sole expense, make all repairs to the Property which are necessary to constitute the Property as a complete architectural unit. Landlord will be entitled to receive the entire award made by the condemning authority for any such taking, provided, however, that Tenant will have the right to receive any separate award made by the condemning authority with respect to the value of any improvements made to the Building at Tenant's sole cost and expense. Notwithstanding anything to the contrary contained herein, if any part of the Property is taken by or under threat of condemnation at any time during the last six months of the Lease Term, such that at least 51% of the rentable square footage of the Building is rendered untenantable, then Tenant will have the right to terminate this Lease by delivering written notice of termination to Landlord within thirty days after the vesting of title to such part of the Property in the condemning authority.

/section/22. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives its right to receive damages against the other party with respect to any loss or claim occasioned by the occurrence of any fire or other casualty to the Property, which is covered under a valid and collectible fire and extended coverage insurance policy or which would have been covered under any such insurance policy which is otherwise required to be maintained by either party hereunder. Any insurance policy procured by either Tenant or Landlord hereunder will contain an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, as the case may be.

/section/23. HOLDING OVER. Except as otherwise authorized under this Lease, Tenant will not hold over in its occupancy of the Property after the expiration of the Lease Term, without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay 150% of the Base Rent then in effect for each month during the entire holdover term. Any holding over with the prior written consent of Landlord will constitute this Lease as a lease from month-to-month.

/section/24. DEFAULT. If Tenant fails to pay any installment of Base Rent or any other sum payable by it hereunder within 15 days after the date when due, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant, then, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may: (a) terminate this Lease and declare immediately due and payable the present value of all Base Rent and other sums payable over the remainder of the Lease Term, discounted at a rate equal to the Delinquent Rate; or (b) reenter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Property (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, attorneys' fees and the cost of any improvements made to the Property in order to reasonably accommodate the needs of any tenant upon such reletting) provided, however, that any such costs incurred by Landlord will be normal, reasonable and customary for a comparable Building in comparable locations in the greater Orlando metropolitan area. Landlord agrees to use its best efforts to relet the Building.

Landlord will also have the right to take any action which it deems necessary or appropriate to remedy Tenant's nonperformance, without any such action by Landlord being construed as a curing or waiver by Landlord of Tenant's nonperformance. Any reasonable expenses incurred by Landlord in taking any such action will be immediately due and payable by Tenant to Landlord, together with interest thereon until paid at the Delinquent Rate.

If Landlord defaults in the performance of any of its obligations under this Lease and such default continues for 30 days after its receipt of written notice from Tenant of the alleged existence of such default (unless such default is not capable of being cured within the aforementioned 30-day period, in which event, Landlord will have such longer grace period as is reasonably required to cure such default, provided that Landlord commences the cure thereof within the aforementioned 30-day period and at all times thereafter diligently pursues such cure to completion), then, in addition to any other legal rights and remedies available to Tenant at all or in equity, Tenant will have the right to take all reasonable actions required to cure such default and, within 30 days after Landlord's receipt of written demand from Tenant, Landlord will reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant in curing such default (including ,without limitation, reasonable attorney's fees). If Landlord fails to make payment of any such sum within the aforementioned 30-day period, then the amount owed to Tenant hereunder will thereafter bear interest at the Delinquent Rate until paid.

/section/25. PREVAILING PARTY'S FEES. If any legal action is commenced by either Landlord or Tenant to enforce its rights hereunder, then all attorneys' fees and other expenses incurred by the prevailing party in such action will be promptly paid by the non-prevailing party.

/section/26. SUCCESSORS AND ASSIGNS. This Lease will be binding upon and inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

/section/27. NO WAIVER. No waiver of any covenant or condition of this Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

/section/28. BROKERAGE COMMISSIONS. Landlord will pay a commission to Properties Atlantic, Inc., Tenant's brokerage representative, pursuant to a separate written agreement entered into by Landlord and Properties Atlantic, Inc. Except for their respective dealing with Properties Atlantic, Inc., each of Landlord and Tenant hereby represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Lease. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by its breach of the foregoing representation and warranty.

/section/29. SPACE PLANNING EXPENSES. It is Tenant's intention to retain its own interior design firm for the preparation of space planning and interior design drawings with respect to the Building.

Landlord agrees to pay Tenant a non-refundable amount equal to $1.00 per rentable square foot contained within the Building to defray Tenant's costs of the preparation of such space plan and interior design drawings. Such amount will be payable 50% upon the execution of this Lease by both Landlord and Tenant and 50% within three days after the later of Commencement Date or Landlord's receipt of Tenant's first month's Base Rent hereunder.

/section/30. MOVING EXPENSES. Within three business days after the latter of the Commencement Date or Landlord's receipt of Tenant's first month's Base Rent hereunder, Landlord will pay to Tenant an amount equal to $1.00 per rentable square foot contained within the Building to defray Tenant's costs of relocating to the Building.

/section/31. PARKING. Landlord will provide Tenant with four parking spaces for every 1,000 rentable square feet of space contained within the Building. The parking area located on the Land will be properly illuminated in accordance with the Final Base Building Plans. In the event of any change in the applicable zoning requirements for Seminole County, Florida, which require an increase in the number of parking spaces required for use in connection with the Building, Landlord will take all requisite actions to comply with such changed County zoning requirements. To the extent Tenant determines that it needs additional parking spaces over and above those provided herein and under the Final Base Building Plans, and to the extent there is additional room on the Land to accommodate any such needed additional parking spaces, then Landlord will construct such additional parking area, provided that it first obtains the written agreement of Tenant to an increase in Base Rent which is acceptable to Landlord and Tenant.

/section/32. SECURITY DEPOSIT. Concurrently with its execution of this Lease, Tenant has deposited with Landlord a security deposit in an amount equal to one month's Base Rent hereunder. The security deposit will be retained by Landlord as partial security for Tenant's performance of all of its obligations under this Lease. If Tenant defaults on the performance of any of its obligations under this Lease (after the expiration of any applicable cure period specified in this Lease), then Landlord will have the right to use all or a portion of the Security Deposit to remedy such default. Any portion of the Security Deposit remaining unutilized following the expiration of the Lease Term and Tenant's full performance of all of its obligations under this Lease will be returned to Tenant, without interest.

/section/33. REASONABLENESS OF CONSENT. Neither Landlord, nor Tenant will unreasonably withhold or delay any consent or approval which is required to be given by it pursuant to the terms of this Lease.

/section/34. AMENDMENT. This Lease may not be amended, except by a written instrument signed by both Landlord and Tenant.

/section/35. GOVERNING LAW. This Lease will be governed by and construed in accordance with the laws of the State of Florida.

/section/36. NOTICES. All notices required or permitted to be given under this Lease must be in writing and must be delivered to Landlord and Tenant at their addresses set forth below (or such other address as may hereafter be designated by such party):

        If to Landlord:  Pizzuti Equities Inc.
                         Suite 1900
                         250 East Broad Street
                         Columbus, Ohio  43215
                         Attention:  Richard C. Daley

        If to Tenant:    HTE, Inc.
                         Barnett Bank Center
                         390 North Orange Avenue
                         Orlando, Florida 32801

Any such notice must be personally delivered or sent by registered or certified mail, overnight courier or facsimile transmission. Any such notice will be deemed effective when received (if sent by hand delivery, overnight courier or facsimile transmission) or on the date which is three days after such notice is deposited in the United States mail (if sent by registered or certified mail).

/section/37. EXHIBITS. All exhibits referred to in this Lease are incorporated herein by such reference.

/section/38. ADDRESS CHANGES. Landlord hereby agrees that it will not change the address of the Building, without first obtaining Tenant's prior written consent to any such address change.

/section/39. PARTIES' AUTHORITY. Each of the parties hereby represents and warrants that the person executing this Lease on its behalf is the only person required to execute this Lease in order to bind such parties under the terms of such party's governance documents.

/section/39. DEFINITIONS. For the purposes of this Lease, the following terms will have the meanings attributed to such terms in the noted sections of this
Agreement:



1.      "BASE AMOUNT" is defined in /section/3.

2.      "BASE BUILDING IMPROVEMENTS" is defined in /section/2.

3.      "BASE RENT" is defined in /section/6.

4.      "BUILDING" is defined in the "Background" section.

5.      "COMMENCEMENT DATE" is defined in /section/5.

6.      "DELAY EVENT" is defined in/section/4.

7.      "DELINQUENT RATE" is defined in/section/6.

8.      "DIMINISHED COSTS" is defined in/section/3.

9.      "EARLY OCCUPANCY PERIOD" is defined in/section/5.

10.     "EXCESS COST NOTICE" is defined in/section/3.

11.     "EXCESS COSTS" is defined in/section/3.

12.     "FINAL BASE BUILDING PLANS" is defined in/section/2.

13.     "FINAL PLANS" is defined in/section/4.

14.     "FINAL TENANT IMPROVEMENT PLANS" is defined in /section/3.

15.     "HAZARDOUS SUBSTANCE" is defined in /section/18.

16.     "IMPROVEMENTS" is defined in /section/4.

17.     "INITIAL LEASE TERM" is defined in /section/5.

18.     "LAND" is defined in the "Background" section.

19.     "LANDLORD" is defined in the preamble.

20.     "LANDLORD'S PASS-THROUGH EXPENSES" is defined in /section/7.

21.     "LEASE" is defined in the preamble.

22.     "LEASE TERM" is defined in /section/5.

23.     "MINOR ALTERATIONS" is defined in /section/12.

24.     "OPERATING EXPENSE" is defined in /section/7.

25.     "PRELIMINARY BASE BUILDING SPECIFICATIONS" is defined in /section/2.

26.     "PROPERTY" is defined in /section/1.

27.     "PUNCHLIST ITEMS" is defined in /section/4.

28. "SUBSTANTIALLY COMPLETED" and "SUBSTANTIAL COMPLETION" is defined in /section/4.

29.     "TENANT" is defined in the preamble.

30.     "TENANT IMPROVEMENTS" is defined in /section/3.

31.     "TI ALLOWANCE" is defined in /section/3.

32.     "YEAR" is defined in /section/6.


              [SIGNATURES AND ACKNOWLEDGEMENTS APPEAR ON NEXT PAGE]

                         SIGNATURES AND ACKNOWLEDGEMENTS

    Landlord and Tenant have executed this Lease as of the date specified in the first page of this Lease.

Signed and acknowledged in
the presence of:                                 LANDLORD:

                                                 PIZZUTI EQUITIES INC.


---------------------------
                                                 BY
---------------------------                         ---------------------------
                                                      (Name)            (Title)
---

                                                 TENANT:

                                                 HTE, INC.


--------------------------
                                                 BY
--------------------------                          ---------------------------
                                                      (Name)            (Title)
---



STATE OF _________________
COUNTY OF ________________: SS


Before me, a notary public in and for said state and county, personally appeared _________________, the ___________________ of Pizzuti Equities Inc., the
Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his or her free act and deed on behalf of the Landlord.

Date: ____________________              _______________________________
                                        Notary Public

STATE OF ___________________
COUNTY OF __________________:  SS

Before me, a notary public in and for said state and county, personally appeared __________________, the ______________________ of HTE, Inc., the Tenant in the
foregoing Lease, who acknowledge the signing of the Lease to be his or her free act and deed on behalf of the Tenant.

Date: _______________________                _______________________________
                                             Notary Public

                                                                      EXHIBIT A

                            LEGAL DESCRIPTION OF LAND















Initialed and Approved by Landlord:           Initialed and Approved by Tenant:


----------------------------------

              --------------------------------

                                                                      EXHIBIT B


                    PRELIMINARY BASE BUILDING SPECIFICATIONS
















Initialed and Approved by Landlord:           Initialed and Approved by Tenant:


-----------------------------------

   ------------------------------------